Exhibit 10.3

NOTE SUBSCRIPTION AGREEMENT

dated as of

April 15, 2019

Between

KRISPY KREME HOLDCO, INC.,

as Issuer

And

KK G.P.,

as Initial Holder

$54,002,061.63

TABLE OF CONTENTS

		Page
	Article I

	DEFINITIONS

Section 1.01	Defined Terms	1
Section 1.02	Terms Generally	3
Section 1.03	Accounting Terms; GAAP; Payments	3

	Article II

	THE NOTES

Section 2.01	Authorization of the Notes	3
Section 2.02	Subscription	3
Section 2.03	Payment of the Notes	4
Section 2.04	Interest	4

	Article III

	REPRESENTATIONS AND WARRANTIES

Section 3.01	Organization Powers	5
Section 3.02	Authorization; Enforceability	5
Section 3.03	Governmental Approvals; No Conflicts	5
Section 3.04	No Material Adverse Impact	5
Section 3.05	Compliance with Laws	5

	Article IV

	COVENANTS

Section 4.01	Issuer Covenants	6

	Article V

	EVENTS OF DEFAULT

	Article VI

	MISCELLANEOUS

Section 6.01	Notices	7
Section 6.02	Waivers; Amendments	8

i

ii

NOTE SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of April 15, 2019, between KRISPY KREME HOLDCO, INC., a Delaware corporation, as issuer (the “Issuer”) and KK G.P., a Delaware general partnership, as the initial holder (the “Initial Holder”).

The Issuer has proposed to issue and sell to the Initial Holder $54,002,061.63 aggregate principal amount of senior unsecured notes as described on Schedule I hereto and in substantially the form attached hereto as Exhibit A (the “Notes”). The Initial Holder is prepared to subscribe and pay for such Notes upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” or “$” or “funds” refers to US Dollars being the lawful currency of the United States of America.

“Effective Date” means April 15, 2019.

“Event of Default” has the meaning assigned to such term in Article V.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the government of the United States of America, any other national or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” means the Initial Holder and any other Person that shall have become a holder of any of the Notes pursuant to an assignment made in accordance with the terms of the Notes.

“Indebtedness” of any Person means, (a) all obligations of such Person for borrowed money, including Indebtedness under this Agreement or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, and (i) all securities or other similar instruments convertible or exchangeable into any of the foregoing, but excluding (1) operating leases and (2) daily cash overdrafts associated with routine cash operations.

“Initial Holder” has the meaning assigned to such term in the preamble hereto.

“Interest Rate” means (i) with respect to the Series A Notes, 6.55%, (ii) with respect to the Series B Notes, 6.65% and (iii) with respect to the Series C Notes, 6.75%, in each case, such interest to be computed on the basis of a 365-day year, and paid for the actual number of days elapsed.

“IPO” shall mean an initial public offering of the common stock of Krispy Kreme HoldCo, Inc., a corporation organized under the laws of the State of Delaware (or any successor thereof), on Form S-1 (or any equivalent or successor form).

“Issuer” has the meaning assigned to such term in the preamble hereto.

“Laws” shall mean all United States and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law and the like, now or hereafter in effect (including, without limitation, any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments).

“Maturity Date” means with respect to the Series A Notes, October 20, 2027, with respect to the Series B Notes, October 20, 2028 and with respect to the Series C Notes, October 20, 2029.

“Notes” has the meaning assigned to such term in the preamble hereto.

“Note Documents” means, collectively, this Agreement, the Notes and, when executed, each document executed by the Issuer or any Holder in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Obligations” shall mean all obligations, liabilities and indebtedness of every nature of the Issuer from time to time owing to each Holder, however arising, under or in connection with the Notes and the other Note Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Series A Notes” refers to in the “Series A Notes” described on Schedule I hereto. “Series B Notes” refers to in the “Series B Notes” described on Schedule I hereto. “Series C Notes” refers to in the “Series C Notes” described on Schedule I hereto.

“Transactions” means the execution, delivery and performance by the Issuer of this Agreement and the other Note Documents, the issuance of the Notes and the use of the proceeds thereof.

Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.03 Accounting Terms; GAAP; Payments. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

ARTICLE II

THE NOTES

Section 2.01 Authorization of the Notes. The Issuer hereby authorizes the issuance of the Notes to the Initial Holder on the Effective Date.

Section 2.02 Subscription. Subject to the terms and conditions set forth in this Agreement, the Initial Holder agrees to subscribe and pay for $54,002,061.63 aggregate principal amount of the Notes from the Issuer on the Effective Date. On the Effective Date, the Issuer will issue to the Initial Holder, payable to the Holder, the Notes.

Section 2.03 Payment of the Notes.

(a) Payment. The Issuer hereby unconditionally promises to pay to each Holder the outstanding principal amount of each series of Notes held by such Holder on the Maturity Date thereof. Issuer further covenants and agrees to repay all unpaid interest, fees and other amounts due with respect to each series of Notes on the Maturity Date thereof.

(b) Method and Place of Payment.

(i) All payments (including redemptions of the Notes) under the Notes or any other Note Documents shall be made to each Holder not later than 2:00 p.m., New York City time, by wire transfer of immediately available funds to such account as may be specified from time to time in writing to the Issuer, and any funds received after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(ii) All payments made by the Issuer under the Notes or other Note Documents shall be made without deduction or withholding (whether in respect of setoff, counterclaim, duties, taxes, charges or otherwise howsoever); provided that if the Issuer is required by law to make any deduction or withholding, the Issuer shall pay to the relevant taxation or other authorities within the period for payment permitted by applicable law the full amount of the requisite deduction or withholding and reduce the payment to each Holder by the requisite deduction or withholding. The Issuer shall promptly furnish to each Holder any official receipts or other documentation of the applicable taxation or other authorities received by the Issuer evidencing payment of such amount.

Section 2.04 Interest.

(a) The Notes. The Issuer agrees to pay interest in respect of the unpaid principal amount of each series of Notes from the date of the issuance of the Notes until such series of Notes are paid in full at a rate per annum which shall be equal to the applicable Interest Rate.

(b) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Note or other amount payable by the Issuer under the Notes or the other Note Documents is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount (including any unpaid interest due pursuant to this Section) shall bear interest payable to each Holder on demand at a rate per annum equal to the sum of (i) two percent (2%) plus (ii) the interest rate otherwise applicable hereunder.

(c) Payment of Interest. Interest on the Notes shall accrue from and including the date the Notes are issued but excluding the date of any repayment or redemption thereof and shall be payable in arrears no later than 60 days after December 31 of each calendar year.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants to each Holder on the date hereof that:

Section 3.01 Organization Powers. The Issuer is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted.

Section 3.02 Authorization; Enforceability. The Transactions are within the Issuer’s corporate powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the certificate of incorporation or bylaws of the Issuer or any order of any Governmental Authority, except to the extent such violation would not have a material adverse effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Issuer or assets, or give rise to a right thereunder to require any payment to be made by any such Person, except to the extent such violation would not have a material adverse effect, and (d) will not result in the creation or imposition of any lien on any asset of the Issuer.

Section 3.04 No Material Adverse Impact. There is no event or circumstance, either individually or in the aggregate, since April 15, 2019, that has had or could reasonably be expected to have a material adverse impact on (i) the ability of the Issuer to perform its obligations under this Agreement, (ii) the validity or enforceability of this Agreement or (iii) the rights and remedies of the Holders under this Agreement.

Section 3.05 Compliance with Laws. The Issuer is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a material adverse impact on the Holders.

ARTICLE IV

COVENANTS

Section 4.01 Issuer Covenants. Until the principal of and interest on the Notes and all fees payable hereunder shall have been paid in full, the Issuer covenants and agrees with each Holder that the Issuer will not cause or permit the Notes at any time to be contractually subordinated to any other unsecured Indebtedness of the Issuer.

ARTICLE V

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Issuer shall default in the payment of any principal of any of the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise and such default shall continue for five (5) Business Days;

(b) the Issuer shall default in the payment when due of any interest on the Notes for more than three consecutive interest payment dates referred to in Section 2.04(c) and such default shall continue for five (5) Business Days;

(c) any representation or warranty made by the Issuer herein shall prove to be false or misleading in any material respect on the date as of which the facts therein set forth are stated;

(d) the Issuer shall fail to perform or observe any other agreement, covenant or obligation arising hereunder or under the Notes;

(e) (i) the Issuer shall commence a voluntary case concerning itself under the Bankruptcy Code or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation law of any jurisdiction whether now or hereafter in effect relating to the Issuer; (ii) an involuntary case or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation law of any jurisdiction whether now or hereafter in effect relating to the Issuer is commenced against the Issuer and the petition for such case or proceeding is not dismissed within 60 days after commencement of the case; (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Issuer and such appointment remains undismissed for a period of 60 days; (iv) any order of relief or other order approving any such case or proceeding in the above clauses is entered; (v) the Issuer is adjudicated insolvent or bankrupt; (vi) the Issuer shall fail to pay, or shall state that it is unable to pay, its debts generally as they become due; or (vii) any corporate action is taken by the Issuer for the purpose of effecting any of the foregoing;

(f) a final non-appealable judgment which, with other undischarged final judgments against the Issuer, would have in the aggregate a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement (not taking into account judgments to the extent the Issuer is fully insured and with respect to which the insurer has not declined responsibility in writing), shall have been entered against the Issuer; or this Agreement or the Notes, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Issuer or any other Person contests in any manner the validity or enforceability of this Agreement or the Notes; or the Issuer denies that it has any or further liability or obligation under this, or purports to revoke, terminate or rescind this Agreement or the Notes;

then, and in every such event, and at any time thereafter during the continuance of such event, each Holder may in its sole discretion (except in the case of an Event of Default occurring under clause (e) above, in which case the following will occur automatically) take the following actions: declare the unpaid principal amount of and any and all accrued and unpaid interest on the Notes and any and all other obligations pursuant to the Notes and the other Note Documents, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Issuer.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (including telecopy or electronic mail) and shall be sent to the applicable party at its address shown below:

(a)	if to the Initial Holder, to it at:

KK G.P.

c/o JAB Holdings B.V.

Oosterdoksstraat 80 1001 DK Amsterdam

The Netherlands

ATTN: Constantin Thun if to the Issuer, to it at:

Krispy Kreme HoldCo, Inc.

c/o JAB Holding Company LLC

1701 Pennsylvania Avenue NW, Suite 801

Washington, DC 20006

ATTN: Joachim Creus

Any party hereto may change its contact information for notices and other communications hereunder by notice to the other party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 6.02 Waivers; Amendments.

(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by a Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Holder hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Notes shall not be construed as a waiver of any Default, regardless of whether a Holder may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither the Notes nor any provision of any other Note Documents may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Issuer and each Holder.

Section 6.03 Expenses.

(a) Costs and Expenses. The Issuer shall pay all reasonable out-of-pocket expenses incurred by each Holder, including the reasonable, out-of-pocket and documented fees, charges and disbursements of one external counsel for each Holder, in connection with the enforcement or protection of its rights to receive repayments of the outstanding Notes.

(b) Waiver of Consequential Damages, Etc. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY HERETO, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE NOTES OR THE USE OF THE PROCEEDS THEREOF.

(c) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

Section 6.04 Assignments. The Issuer may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Holder (and any attempted assignment or transfer by the Issuer without such consent shall be null and void). The Initial Holder and any other Holder may transfer any of its rights or obligations hereunder in accordance with the terms of the Notes.

Section 6.05 Survival. All covenants, agreements, representations and warranties made by the Issuer herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the making of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that a Holder may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 6.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes or the termination of this Agreement or any provision hereof.

Section 6.06 Counterparts; Integration. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail (as a PDF attachment) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.07 Effectiveness. This Agreement shall become effective on the Effective Date.

Section 6.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.09 Governing Law; Jurisdiction; Etc. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 6.01.

Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 6.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KRISPY KREME HOLDCO, INC., as Issuer

By:	/s/
Name: Joachim Creus
Title: President

[Signature Page to Note Subscription Agreement (Step 4 – New Principal)]2056443.01-

KK,
as Initial Holder

By:	JAB Holdings B.V., its general partner

By:	/s/
Name:	Constantin Thun
Title:	Managing Director

By:	/s/
Name:	Merel Broers
Title:	Managing Director

[Signature Page to Note Subscription Agreement (Step 4 – New Principal)]2056443.01-

Schedule I

Notes

Series	Amount	Interest Rate	Maturity Date
Series A Notes	$32,395,207.08	6.55%	October 20, 2027
Series B Notes	$14,402,895.84	6.65%	October 20, 2028
Series C Notes	$7,203,958.71	6.75%	October 20, 2029

Exhibit A

Form of Note

THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND WITHOUT A VIEW TO DISTRIBUTION AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR UNDER STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS SECURITY OR ANY INTEREST OR PARTICIPATION THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF CLAUSE (B), IF REQUESTED BY THE ISSUER, THE ISSUER RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, AND, IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF ASSIGNMENT IN THE FORM APPEARING ON THIS NOTE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUER.

[__]% Senior Unsecured Notes due 202[_]

Series: __

No. __	$[______________]

KRISPY KREME HOLDCO, INC. promises to pay to KK G.P. or registered assigns, the principal sum of [             ] Dollars ($[            ]) on October 20, 202[_].

Capitalized terms used herein shall have the meanings assigned to them in the Note Subscription Agreement referred to below unless otherwise indicated.

1. INTEREST. The Issuer promises to pay interest on the principal amount of this Note at [ ]% per annum from April 15, 2019 until maturity. The Issuer will pay interest as set forth in Section 2.04 of the Note Subscription Agreement.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes as set forth in Section 2.04 of the Note Subscription Agreement.

3. NOTE SUBSCRIPTION AGREEMENT. The Issuer issued the Notes pursuant to the Note Subscription Agreement, dated as of April 15, 2019 (the “Note Subscription Agreement”), among the Issuer and KK G.P., a Delaware general partnership.

4. REDEMPTION AND REPURCHASE.

(a) Optional Redemption. The Issuer shall have the right at any time to redeem this Note in whole or in part at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed.

(b) Notices, Etc. The Issuer shall notify the Holder in writing of its intention to optionally redeem the Note in whole or in part not later than 2:00 p.m., New York City time, three (3) Business Days (or such later time as each Holder shall agree) before the date of redemption. Each such notice specify the redemption date and the principal amount of the Notes to be redeemed.

(c) Mandatory Redemptions. If a Holder so elects, the Issuer shall redeem the Notes held by such Electing Holder, in full, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed upon the occurrence of an IPO (as defined in the Note Subscription Agreement).

(d) Redemptions Generally. Redemptions of the Notes shall be accompanied by accrued and unpaid interest thereon. Except as set forth in Section 2.03(c), all redemptions of Notes of the same series shall be applied pro rata according to the respective outstanding principal amounts of such series of Notes then held by the Holders.

5. AMENDMENT, SUPPLEMENT AND WAIVER. The Note Subscription Agreement may be amended or supplemented as provided in the Note Subscription Agreement.

6. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Article V of the Note Subscription Agreement. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer and the Holders shall be as set forth in the applicable provisions of the Note Subscription Agreement.

7. DENOMINATIONS AND TRANSFER; REGISTER. The Notes are issued in registered form under U.S. Treasury Regulations § 1.871-14(c) as such is registered as to both principal and stated interest with the Company without coupons in denominations of $1.00 and integral multiples of $1.00 in excess of thereof. The entries in the Register shall be conclusive in the absence of manifest error, and the Company and each Holder shall treat each Person whose name is recorded in the Register as the owner of such portion of the Note or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other obligation, notwithstanding any notice to the contrary. The transfer of Notes may be registered by completing the attached assignment form and delivering a copy to the Issuer. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Note Subscription Agreement. The Issuer need not register the transfer of any Note or portion of a Note selected for redemption and actually redeemed, except for the unredeemed portion of any Note being redeemed in part. The Issuer shall maintain a register for the recordation of the names and addresses of all Holders and the Notes held by such Holders.

8. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed.

KRISPY KREME HOLDCO, INC.

By:
Name: Joachim Creus
Title: President

[Signature Page to Series [_] Note (Step 4 – New Principal)]

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)